UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2017, the Registrant entered into amendments to notes with Labrys Fund, LP, dated July 31, 2017 and September 21, 2017, affording valuable additional rights and protections to the Registrant on both notes in exchange for 100,000 shares of NGTF common stock.

On December 6, 2017, the Registrant entered into a $56,000 Note with Labrys Fund, LP, which the registrant intends to pay in full prior to maturity. The Note carries a 12% interest rate, and no prepayment penalties. Should the Note not be paid prior to maturity, the Note would be convertible into the Registrant’s common stock at a discount to market.

The forgoing is a summary of the agreements, the notes and securities purchase agreements are qualified in their entirety by the agreements, notes and security purchase agreements, which are exhibits hereto.

Item 8.01 Other Events.

On December 8, 2017, CEO and Director Sean Folkson purchased 80,000 warrants to acquire NGTF stock with a strike price of $.20, and a term of three (3) years. To acquire these warrants, Folkson paid $.15 per warrant, and used $12,000 in accrued NightFood consulting fees. A Form 4 was filed for this transaction on December 8, 2017.

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Agreement for Acquisition of Warrants with Folkson dated December 8, 2017
10.2	Labrys Note dated December 6, 2017
10.3	Labrys Securities Purchase Agreement dated December 6, 2017
10.4	Amendment to Labrys Note dated July 31, 2017
10.5	Amendment to Labrys Note dated September 21, 2017

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

December 11, 2017	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

2